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                                 Exhibit 4(a)
                                 ------------




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                        AGRIBRANDS INTERNATIONAL, INC.

                   NON-QUALIFIED DEFERRED COMPENSATION PLAN


                                   Article 1

                                  Definitions
                                  -----------

      Section 1.1    Acquiring Person - Any Person who or which, together with
                     ----------------
all Affiliates and Associates of such Person, shall become, at any time after the date of the Rights Agreement (whether or not such status continues for any period), the Beneficial Owner of Common Stock representing 20% or more of the Common Stock then outstanding, other than as a result of a Permitted Offer. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Stock for or pursuant to the terms of any such plan, or (ii) any Person, who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 20% or more of the then outstanding Common Stock as a result of the acquisition of Common Stock directly from the Company (provided, however, that if, after such acquisition, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Stock in an acquisition not made directly from the Company, then such Person shall be deemed an Acquiring Person), or (iii) a Grandfathered Person, and (B) no Person shall be deemed to be an "Acquiring Person" (X) as a result of the acquisition of Common Stock by the Company which, by reducing the number of Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause
(X)) as a result of the acquisition of Common Stock by the Company, and (ii) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Stock, then such Person shall be deemed an Acquiring Person, (Y) if such Person, or an Affiliate or Associate of such Person, inadvertently becomes the Beneficial Owner of 20% or more of the outstanding Common Stock, or (Z) if a Person, or an Affiliate or Associate of such Person, is the involuntary transferee of Common Stock from a Grandfathered Person
(including, but not limited to, when such involuntary transfer is as a result of the death of a Grandfathered Person), provided that, in the case of any situation referred to in subclause (Y) or (Z) above (1) within 8 days thereafter such Person notifies the Board of Directors that such Person acquired the Common Stock in question inadvertently or involuntarily, respectively, and (2) within 2 days after such notification, such Person is the Beneficial Owner of less than 20% of the outstanding Common Stock. Notwithstanding anything to the contrary in this Agreement, any Common Stock owned by a Grandfathered Person shall not be taken into account when computing the number of Common Stock beneficially owned by an Affiliate or Associate of a Grandfathered Person, provided that such affiliate or Associate (i) does not constitute a member of a group (as defined for purposes of Section 13(d) of the Exchange act) including such Grandfathered Person, or (ii) is not otherwise acting in concert with such Grandfathered Person, each with respect to the Company.


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      Section 1.2    Affiliate and Associate - The respective meanings
                     -----------------------
ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      Section 1.3    Base Salary Compensation - The salary payable to an
                     ------------------------
Eligible Employee by the Employer with respect to services performed during the Year, including amounts deferred by the Eligible Employee under the SIP and pursuant to any salary reduction agreement under Section 125 of the Code.

      Section 1.4    Basic Matched Contributions - The contributions made to
                     ---------------------------
the Plan as described in Section 3.2 of the Plan.

      Section 1.5    Basic Unmatched Contributions - The contributions made to
                     -----------------------------
the Plan as described in Section 3.3 and Section 4.1 of the Plan.

      Section 1.6    Beneficial Owner - a Person who is deemed to have
                     ----------------
acquired beneficial ownership of any securities:

      (a) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof;

      (b) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on
            Schedule 13D under the Exchange Act (or any comparable or successor report); or

      (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except

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            to the extent contemplated by the proviso to paragraph (b)) above or disposing of any securities of the Company. Notwithstanding anything in this definition of "Beneficial Owner" to the contrary, the phrase "then outstanding", when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

      Section 1.7    Beneficiary - The person or persons (including legal
                     -----------
entities) who have been designated in accordance with Section 7.3 hereof to receive benefits under the Plan following a Participant's death.

      Section 1.8    Board - The Board of Directors of Agribrands
                     -----
International, Inc.

      Section 1.9    Bonus Compensation - Any cash bonus or other cash
                     ------------------
incentive compensation, other than Base Salary Compensation, payable by the Employer to an Eligible Employee with respect to the Eligible Employee's service for the calendar year.

      Section 1.10   Business Day - Any day other than a Saturday, a Sunday,
                     ------------
or a day on which banking institutions in St. Louis, Missouri are authorized or obligated by law or executive order to close.

      Section 1.11   Change in Control - The earlier of:
                     -----------------

      (a) the close of business on the tenth Business Day after the Shares Acquisition Date; or

      (b) the close of business on the tenth Business Day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person, as defined in the Rights Agreement) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the share of Common Stock then outstanding; or

      (c) the Company shall consolidate with, or merge with and into any other Person; or

      (d) the Company shall consolidate with, or merge with, any other Person, and the Company shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (iii) or (iv), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding

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            or by being converted into securities of the surviving entity)
            all of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation); or

      (e) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which does not violate
            Section 11(n) of the Rights Agreement.

      Section 1.12   Code - The Internal Revenue Code of 1986, as amended.
                     ----

      Section 1.13   Committee - The Nominating and Compensation Committee of
                     ---------
the Board.

      Section 1.14   Common Stock - Agribrands International, Inc. $.01 par
                     ------------
value Common Stock.

      Section 1.15   Company - Agribrands International, Inc.
                     -------

      Section 1.16   Company Basic Matching Contributions - The contributions
                     ------------------------------------
made to the Plan as described in Section 3.5(a) of the Plan.

      Section 1.17   Company Supplemental Matching Contributions - The
                     -------------------------------------------
contributions made to the Plan as described in Section 3.5(b) of the Plan.

      Section 1.18   Director - A non-Employee member of the Board of
                     --------
Directors of the Company.

      Section 1.19   Director Compensation - The retainer and meetings fees
                     ---------------------
earned by Directors for services rendered to the Company.

      Section 1.20   Disability - A mental or physical disability as, in the
                     ----------
opinion of the Plan Administrator or its designee, will prevent a Participant from resuming work of the same general nature as that which he performed for the Employer prior to his disability.

      Section 1.21   Eligible Employee - An Employee who satisfies the
                     -----------------
requirements of Sections 2.1 and 2.2 of the Plan.

      Section 1.22   Employee - Any individual who is employed by an
                     --------
Employer.

      Section 1.23   Employer - Agribrands International, Inc. or any of its
                     --------
subsidiaries so designated by the Committee.

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      Section 1.24   ERISA - The Employee Retirement Income Security Act of
                     -----
1974, as amended.

      Section 1.25   Exchange Act - The Securities Exchange Act of 1934, as
                     ------------
amended.

      Section 1.26   Grandfathered Person - Any of the members of the
                     --------------------
Company's Board of Directors as of the date of this Rights Agreement, who are David R. Banks, Jay W. Brown, M. Darrell Ingram, H. Davis McCarty, Joe R. Micheletto, Martin K. Sneider and William P. Stiritz, together with his immediate family and any other Grandfathered Person; provided, however, that a Grandfathered Person shall cease to be a Grandfathered Person at the time that (i) such Person is no longer a member of the Company's Board of Directors, and (ii) thereafter such Person becomes the Beneficial Owner of any Common Stock of the Company, other than as a result of (A) a dividend or distribution on the Common Stock, payable in Common Stock or securities convertible into Common Stock, which such dividend or distribution is payable to all holders of Common Stock, (B) a subdivision, combination, recapitalization or reclassification of the Common Stock, or (C) an acquisition of Common Stock as a result of exercise of Rights.

      Section 1.27   Participant - An Eligible Employee or Director who is
                     -----------
deferring, or an Eligible Employee, former Eligible Employee, Director or former Director who has deferred, compensation pursuant to Article 3 of the Plan.

      Section 1.28   Permitted Offer - A tender or exchange offer which is for
                     ---------------
all outstanding Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not (or would not be, if the offer were consummated) Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate or otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made). In determining whether an offer is adequate or in the best interests of the Company and its shareholders, the Board may take into account all factors that it deems relevant including, without limitation,

      (a) the consideration being offered in the proposal in relation to the Board's estimate of: (1) the current value of the Company in a freely negotiated sale of either the Company by merger, consolidation or otherwise, or all or substantially all of the Company's assets, (2) the current value of the Company if orderly liquidated, and (3) the future value of the Company over a period of years as an independent entity discounted to current value;

      (b) then existing political, economic and other factors bearing on security prices generally or the current market value of the Company's securities in particular;

      (c)   whether the proposal might violate federal, state or local laws;

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      (d)   social, legal and economic effects on employees, suppliers, customers and others having similar relationships with the Company, and the communities in which the Company conducts its businesses;

      (e) the financial condition and earnings prospects of the person making the proposal including the person's ability to service its debt and other existing or likely financial obligations; and

      (f) the competence, experience and integrity of the person making the acquisition proposal.

      Section 1.29   Person - Any individual, firm, partnership, corporation,
                     ------
trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

      Section 1.30   Plan - The Agribrands International, Inc. Non-Qualified
                     ----
Deferred Compensation Plan, as amended from time to time.

      Section 1.31   Plan Administrator - means Agribrands International, Inc.
                     ------------------
or its delagatee.

      Section 1.32   Retirement - Termination of Employment at or after age 55.
                     ----------

      Section 1.33   Rights Agreement - The Rights Agreement between
                     ----------------
Agribrands International, Inc. and Continental Stock Transfer & Trust
Company.

      Section 1.34   Shares Acquisition Date - The first date of a public
                     -----------------------
announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided, that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

      Section 1.35   SIP - The Agribrands International, Inc. Savings
                     ---
Investment Plan, as amended from time to time.

      Section 1.36   Subsidiary - A "subsidiary corporation" of the Company as
                     ----------
defined in Section 424(f) (or any successor provision) of the Code.

      Section 1.37   Supplemental Contributions - The contributions made to
                     --------------------------
the Plan as described in Section 3.4 of the Plan.

      Section 1.38   Termination for Cause - An Employee's termination of
                     ---------------------
employment with an Employer because of the Employee's willful engaging in gross misconduct; provided, however, that a Termination for Cause shall not include termination attributable to (i) poor work performance, bad judgment or negligence on the part of Employee, (ii) an act or omission believed by Employee in good faith to have been in or not opposed to the best interests of the Employer and reasonably believed by

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Employee to be lawful, or (iii) the good faith conduct of Employee in connection with a Change of Control (including opposition to or support of such Change of Control).

      Section 1.39   Termination of Employment - Separation from employment
                     -------------------------
with the Company, any other Employer, or any other Affiliate of the Company for reasons other than death of the Participant; provided, however, that a transfer in employment between the Company, any other Employer or an Affiliate of the Company shall not be deemed a Termination of Employment. For purposes of the Plan, the sale by the Company or an Affiliate of all or substantially all of the outstanding capital stock of an Employer or other Affiliate shall be deemed to be a Termination of Employment of Participants employed by such Employer or other Affiliate.

      Section 1.40   Year - A calendar year, unless otherwise specified.
                     ----

                                   Article 2

                         Eligibility and Participation
                         -----------------------------

      Section 2.1    Eligibility
                     -----------

      Participation in the Plan is limited to (i) Directors, and (ii) a select group of management or highly compensated employees, as defined in Section 201(2) of ERISA. An Employee shall be eligible to elect to participate in the Plan during the period of time in which the Employee:

      (a)   (1)      is Chairman of the Board, Director, Chief Executive
                     Officer, President, Chief Financial Officer, Corporate
                     Officer or Vice President of an Employer; or

            (2) is designated by the Chief Executive Officer of Agribrands International, Inc. as eligible to participate in the Plan; and

      (b) has elected to defer Base Salary Compensation and Bonus Compensation as permitted under the terms of the SIP.

      Section 2.2    Initial Enrollment
                     ------------------

      (a) A Director may first become a Participant upon the date he or she has completed and submitted to the Plan Administrator or its designee an enrollment form by which the Director elects to defer a specified percentage of his or her Director Compensation in accordance with Article 3.

      (b) An Employee may first become an Eligible Employee upon the date he or she has completed and submitted an enrollment form by which the Employee elects to defer a specified percentage of Base
            Salary Compensation and/or Bonus Compensation in accordance with
            Article 3.

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      Section 2.3    Annual Deferral Elections
                     -------------------------

      Within thirty (30) days of commencement of employment or, with regard to existing Participants, on or before December 31 of the preceding Year, an election to defer compensation may be submitted to the Plan Administrator or its designee on forms provided by it in order for a Participant to defer compensation pursuant to the Plan during the Year. Each deferral election is effective for an entire Year, and cannot be increased or decreased during that period.

      Section 2.4    Cessation of Deferrals
                     ----------------------

      An Eligible Employee who ceases to meet the eligibility requirements of
Section 2.1 may no longer defer Base Salary Compensation and/or Bonus Compensation pursuant to the Plan effective as of the first payroll period beginning after such cessation of eligibility. Such Employee shall continue to be a Participant in the Plan for all other purposes until distribution of his or her account balance.

                                   Article 3

                        Eligible Employee Contributions
                        -------------------------------

      Section 3.1    Deferrals into the Plan
                     -----------------------

      An Eligible Employee whose deferrals into the SIP are limited during a Year by the deferral limits imposed by ERISA and the Code may defer a portion of his or her Base Salary Compensation and/or Bonus Compensation, in excess of that permitted to be deferred pursuant to the SIP, on a before-tax basis into the Plan. No after-tax deferrals are permitted under the Plan. If an Eligible Employee's deferrals from a single payment of Base Salary Compensation and/or Bonus Compensation must be apportioned between the SIP and the Plan, the deferral percentage applicable to the initial deferral under the Plan shall be equal to the deferral percentage then in effect for the SIP. Subsequent deferrals pursuant to the Plan shall be made at the deferral percentage elected by the Eligible Employee for that Year.

      Section 3.2    Basic Matched Contributions
                     ---------------------------

      Subject to Section 3.1, each Eligible Employee may defer receipt of a portion of his or her Base Salary Compensation and Bonus Compensation in any amount from 1% to 6%, in 1% increments, for each payroll period in a Year beginning with that payroll period in which the Eligible Employee exceeds the deferral limits in the SIP. Such deferrals into the Plan shall be defined as Basic Matched Contributions.

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      Section 3.3    Basic Unmatched Contributions
                     -----------------------------

      Subject to Section 3.1, each Eligible Employee who has elected the maximum Basic Matched Contributions rate of 6% may defer receipt of a portion of his or her Base Salary Compensation and Bonus Compensation by an additional 1% to 6%, in 1% increments, for each payroll period in a calendar year beginning with that payroll period in which the Eligible Employee exceeds the deferral limits in the SIP. Such deferrals shall be defined as Basic Unmatched Contributions.

      Section 3.4    Supplemental Contributions
                     --------------------------

      Subject to Section 3.1, each Eligible Employee who has elected the maximum Basic Matched Contribution rate of 6% and the Basic Unmatched Contribution of 6% may defer receipt of all or a portion of the balance of his or her Base Salary Compensation and/or Bonus Compensation, in 1% increments, for each payroll period of the Year. The deferral percentages for Base Salary Compensation and Bonus Compensation need not be the same.

      Section 3.5    Company Matching Contributions
                     ------------------------------

      (a) With respect to each applicable payroll period, the Company shall contribute on behalf of each Eligible Employee an amount equal to 50% of such Eligible Employee's Basic Matched Contributions.
            Such contributions shall be defined as Company Basic Matching Contributions.

      (b) With regard to each applicable payroll period, the Company may contribute, in its discretion, such additional matching contributions for the Year as it deems appropriate. Such contributions shall be defined as Company Supplemental Matching Contributions.

                                   Article 4

                            Director Contributions
                            ----------------------

      Section 4.1    Basic Unmatched Contributions
                     -----------------------------

      Each Director may defer receipt of all or a portion of his or her Director Compensation earned during the Year, in 1% increments.

                                   Article 5

                         Investments and Recordkeeping
                         -----------------------------

      Section 5.1    Investments.  The Committee will establish at least four
                     -----------
investment funds for the Plan which shall be substantially similar to the investment funds established for the SIP. All contributions on behalf of a Participant will be invested at the election of the Participant in

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multiples of one percent (1%) in the investment funds authorized by the
Committee. A Participant's investment election will be made on the same form as his annual deferral election submitted pursuant to Section 2.3. A Participant may not change his investment election during the Year.

      Section 5.2    Participants' Accounts
                     ----------------------

      The Company shall establish a book reserve account for each Participant. With respect to each payroll period, as appropriate, the Company shall credit to a Participant's account his or her deferrals. Each Participant's account balance shall be credited daily with earnings or losses attributable to the investment funds specified by the Participant in his annual deferral election submitted pursuant to Section 2.3. A Participant's account will include any amounts transferred to the Plan from the Ralston Purina Company Deferred Compensation Plan for Key Employees and the Ralston Purina Company Executive Savings Investment Plan.

      Section 5.3    Statement of Benefits.  Each Participant shall be
                     ---------------------
furnished a statement setting forth the value of his or her account at least annually.

                                   Article 6

                           Vesting of Contributions
                           ------------------------

      Section 6.1    Vesting of Deferral Contributions
                     ---------------------------------

      Each Participant shall be vested at all times in amounts attributable to his or her Basic Matched Contributions, Basic Unmatched Contributions, Supplemental Contributions, any amounts transferred to the Plan from the Ralston Purina Company Deferred Compensation Plan for Key Employees and the Ralston Purina Company Executive Savings Investment Plan, and any earnings thereon.

      Section 6.2    Vesting of Company Matching Contributions
                     -----------------------------------------

      A Participant shall be vested in the following manner in Company Matching Contributions made to such Participant's account pursuant to Section 3.5:

      (a) 100% vested in the case of a Participant employed by an Employer on or before April 15, 1998;

      (b) At the rate of 20% for each whole year of employment with the Company commencing after the Participant's first year of employment, as recognized under the terms of the SIP; or

      (c) 100% vested in the event of the occurrence of any one of the following:

            (1)      attainment of age 65

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            (2)      Retirement

            (3)      Disability

            (4)      Death

            (5)      Termination of the Plan.

            (6)      Change in Control.

                                   Article 7

                                 Distributions
                                 -------------
      Section 7.1    Time of Distribution
                     --------------------

      (a) Subject to paragraph (b) below, the vested portion of a participant's account will become payable upon Termination of Employment or death.

      (b) Each year an Eligible Employee may elect to have the Supplemental Contributions which are attributable to Bonus Compensation payable on the earlier of (1) January 31 of the Year following the Year in which such Bonus Compensation was earned, or
            (2) Termination of Employment or death. Such election will be made by the Eligible Employee in his annual deferral election under
            Section 2.3.

      (c) Notwithstanding the foregoing, in the event the Company is in default of its funding obligations under any rabbi trust agreement established with respect to the Plan, and it fails to cure such default in a timely manner as provided under such trust agreement, the Plan Administrator or its designee shall, as soon as practicable, pay to each Participant or Beneficiary all amounts credited to the account of each Participant or Beneficiary, except to the extent such individual elects, before the date such payments are made, to continue to defer receipt of such payment.

      Section 7.2    Commencement of Distributions to Participant
                     --------------------------------------------

      Subject to Section 7.1(b), amounts due to a Participant, including any earnings thereon, shall be paid no later than January 31 of the Year following the Year of such Participant's Retirement or other Termination of Employment. Notwithstanding the foregoing, distributions to Participants who have incurred a Disability shall be made on the 60th day following the

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determination of such Disability.  No distribution to a Participant will be accelerated as a result of termination of the Plan.

      Section 7.3    Distribution Upon Death
                     -----------------------

      In the event of the Participant's death, all amounts due to be distributed shall be paid to the Beneficiary designated by the Participant in a writing submitted to the Plan Administrator or its designee; but if none is designated, then benefits shall be paid to the Participant's revocable living trust, and if none, to the Participant's testamentary trust, and if none, to the Participant's estate or as provided by law. Changes in designation may be made by filing a written request with the Plan Administrator or its designee. Distribution in full shall be paid on the 60th day following the Participant's death. The Plan Administrator or its designee reserves the right to review and approve Beneficiary designations.

      Section 7.4    Amount to be Distributed
                     ------------------------

      At the appropriate time of distribution described in Section 7.1, 7.2 or 7.3, the Company shall distribute the value of a Participant's account as of the date of distribution. Earnings, if any, on the Participant's account balance shall be credited to the Participant's account as of the date preceding the date of distribution of the principal account balance.

      Section 7.5    Form of Distribution
                     --------------------

      All distributions shall be made in a single lump sum cash payment.

      Section 7.6    Withdrawals and Loans
                     ---------------------

      (a)   Loans are not permitted under the Plan.

      (b) Subject to Section 7.1(b), no inservice withdrawals are permitted except that the Plan Administrator or its designee, in its sole and absolute discretion, may permit withdrawals by a Participant of any amount from such Participant's account if the Plan Administrator or its designee determines, in its discretion, that such funds are needed due to serious and immediate financial hardship from an unforeseeable emergency. Serious and immediate financial hardship to the Participant must result from a sudden and unexpected illness or accident of the Participant or a dependent, loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising from events beyond the control of the Participant. A distribution based upon such financial hardship cannot exceed the amount necessary to meet such immediate financial need, including federal, state and local taxes on the distribution. In addition, the Plan Administrator or its designee may impose suspension of a Participant's deferrals into the Plan or other penalties as a condition of such withdrawals.

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                                   Article 8

                                  Forfeitures
                                  -----------

      Section 8.1    Time of Forfeiture
                     ------------------

      (a) In the event of a Participant's Termination of Employment prior to the attainment of age 55, the unvested, if any, portion of Company Matching Contributions allocated to such Participant's account, and any earnings thereon, shall be forfeited as of the date of such Termination of Employment.

      (b) Company Matching Contributions will be forfeited in the event a Participant is Terminated for Cause.

      Section 8.2    Disposition of Forfeitures
                     --------------------------

      All forfeitures arising out of the application of the provisions of
Section 8.1 shall be used to reduce Company Matching Contributions otherwise payable to Participants' accounts under the Plan.

                                   Article 9

                   Amendment and Administration of the Plan
                   ----------------------------------------

      Section 9.1    Power to Amend
                     --------------

      The power to amend, modify or terminate this Plan at any time is reserved to the Committee; provided that, no amendment, modification or termination may apply to or affect the terms of any deferral of compensation deferred prior to the effective date of such amendment, modification or termination, without the consent of the Participant or Beneficiary affected thereby.

      Section 9.2    Administration of the Plan
                     --------------------------

      The Plan Administrator or its designee shall administer the Plan and, in connection therewith, shall have full power to designate types of compensation which may be deferred; to construe and interpret the Plan; to establish rules and regulations; to delegate responsibilities to others to assist it in administering the Plan or performing any responsibilities hereunder; and to perform all other acts it believes reasonable and proper in connection with the administration of the Plan.

      Section 9.3    Claim Procedure
                     ---------------

      Each Participant or Beneficiary who believes his claim for benefits has been wholly or partially denied shall have the right to request the Plan Administrator or its designee to review such denial. A request for review shall be filed by the Participant or Beneficiary or duly authorized representative on or before the sixtieth
(60th) day following the Participant or Beneficiary's receipt of notice of denial of his claim. The Participant or Beneficiary shall have the right to review pertinent documents and submit issues and comments in writing in connection with the request for review. The Plan Administrator or its designee shall issue a written statement on or before the sixtieth (60th) day following its receipt of such request stating the Plan Administrator or its designee's decision on review and the reasons therefor, including specific references to pertinent Plan provisions on which the decision is based, and any other information required by applicable law. If special circumstances require additional time for processing such review, the Plan Administrator or its designee may extend the period for an additional sixty (60) days provided that the Participant or Beneficiary is notified of such circumstances. If the decision is not issued within the prescribed period, the appeal shall be deemed denied. No Participant or Beneficiary shall have recourse to courts of law until the administrative review process set forth herein has been completed.

                                  Article 10

                                 Miscellaneous
                                 -------------

      Section 10.1   Company's Obligations Unfunded
                     ------------------------------

      All benefits due a Participant or Beneficiary under the Plan are unfunded and unsecured and are payable out of the general funds of the Company. The Company, in its sole and absolute discretion, may establish a grantor trust for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors of the Company as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an unfunded plan for purposes of ERISA. Such trust shall make distributions in accordance with the terms of the Plan.

      Section 10.2   No Right to Continued Employment
                     --------------------------------

      Neither the establishment of the Plan nor the payment of any benefits thereunder nor any action of the Company, its affiliates, the Plan Administrator, the Board, the Committee or their designees shall be held or construed to confer upon any person any legal right to be continued in the employ of an Employer or any affiliate of an Employer.

      Section 10.3   Transferability of Benefits
                     ---------------------------

      The right to receive payment of benefits under this Plan shall not be transferred, assigned or pledged except by beneficiary designation, will or pursuant to the laws of descent and distribution.

      Section 10.4   Address of Participant or Beneficiary
                     -------------------------------------

      A Participant shall keep the Plan Administrator or its designee apprised of the Participant's current address and that of any Beneficiary at all times during participation in the Plan. At the death of a Participant, a Beneficiary who is entitled to receive payment of benefits under the Plan shall keep the Plan Administrator or its designee apprised of such Beneficiary's current address until the entire amount to be distributed has been paid.

      Section 10.5   Taxes
                     -----

      Any taxes required to be withheld under applicable federal, state, local or foreign tax laws or regulations may be withheld from any payment due hereunder.

      Section 10.6   Missouri Law to Govern
                     ----------------------

      All questions pertaining to the interpretation, construction, administration, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Missouri.

      Section 10.7   Headings
                     --------

      Headings of Articles and Sections of the Plan are inserted for convenience of reference. They constitute no part of the Plan.

                              AGRIBRANDS INTERNATIONAL, INC.


                              By:  /s/ David R. Wenzel
                                  ---------------------------
4/1/98